EXHIBIT 99.1
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   [HARRIS BANK LOGO]

   News Release                                     FOR IMMEDIATE RELEASE

   Contact:
        Paul Gammal, Harris Bank (312) 461-6625
        Albert D'Ottavio, First National Bank of Joliet (815) 726-8507


            HARRIS BANK TO ACQUIRE FIRST NATIONAL BANK OF JOLIET


            ACQUISITION EXTENDS HARRIS COMMUNITY BANKING NETWORK
                   INTO FASTEST GROWING COUNTY IN ILLINOIS

   CHICAGO, MARCH 2, 2001 - Harris Bank, Bank of Montreal (NYSE: BMO) and First National Bank of Joliet (OTCBB: FNBJ) announced today the signing of a definitive merger agreement for Harris to acquire First National Bank of Joliet.

   Established in 1857, First National Bank of Joliet is a publicly traded, full-service community bank with $1.1 billion in assets and $844 million in deposits. Headquartered in Joliet, Illinois, it operates from 18 branch locations, primarily in southwest suburban Will County, the fastest growing county in Illinois and the 16th fastest growing county in the United States.

   FNBJ shareholders will receive $72.50 in BMO stock or cash, or a combination at their option, for each FNBJ common share outstanding with the share exchange ratio determined at closing. The purchase price of approximately $220 million is 19.1 times year 2000 earnings and equates to 2.3 times FNBJ's book value. The transaction is subject to regulatory and First National Bank of Joliet shareholder approvals.

   In connection with this transaction, which is expected to close in August, FNBJ has granted BMO an option to acquire 19.9% of the common stock of FNBJ exercisable under certain circumstances.

   "First National Bank of Joliet is a premier community bank - their people, their network and their customers are a perfect fit for Harris," said Al McNally, Chairman and CEO of Harris Bank. "We have great respect for their long and successful history as 'the hometown bank' in Will County and are delighted that First National Bank of Joliet's management team will continue in leadership roles.

   "This merger gives us the opportunity to provide the full array of Harris services to thousands of new individual and business customers -- in what has become the fastest growing market in Chicagoland," McNally said. "It moves us very close to the number two position in the Chicagoland marketplace, and closer to our goal of becoming the dominant full-service bank."
                                   -more-


   Harris Bank/FNBJ page 2


   The merger increases the Harris community bank network to 149 locations and 245 ATMs across Chicagoland. Upon closing, First National Bank of Joliet will become Harris Bank Joliet, and will operate as the ninth Harris Chicagoland Banking region.

   "We look forward to being part of the Harris organization," said Kevin Reardon, Chairman and CEO of First National Bank of Joliet. "After 144 years as a community bank, we believe Harris is the ideal partner to carry on First National Bank of Joliet's values and commitment to our customers and communities in the rapidly growing Will County region.

   "Our partnership brings together a shared commitment to local community banking, under the Harris name," Reardon said. "Our customers will continue to receive the same quality service from our employees, enhanced by the broader capabilities of the Harris. And our employees can look forward to expanding career opportunities as we continue to grow and invest in the communities we serve."

   This merger is another major milestone in the growth and expansion of Harris Bank. Since 1994, Harris has more than tripled its number of locations and the number of customers served in Chicagoland - to one million. Harris Bank earnings have more than doubled from $110 million in 1994 to $243 million in 2000 (excluding net gains on divestitures), an average growth rate of 16% per annum.

   With $29 billion in assets and $19 billion in deposits, Harris is one of the largest community bank networks in Illinois, a nationally recognized provider of private client and personal trust services, and a premier Midwest mid-market corporate bank. Harris also has 14 branches and private banking offices in Arizona and Florida. Harris Bank is wholly owned by Bank of Montreal, Canada's first bank, a highly diversified financial services institution with average assets of (US) $162 billion and 33,000 employees.

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   THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER OR SALE OF SECURITIES. BANK OF MONTREAL AND FIRST NATIONAL BANK OF JOLIET WILL BE FILING A PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS CONCERNING THE BUSINESS COMBINATION TRANSACTION REFERENCED HEREIN WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING SUCH TRANSACTION, WHEN IT IS FILED BY BANK OF MONTREAL AND FIRST NATIONAL BANK OF JOLIET AND BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.


   INVESTORS AND SECURITY HOLDERS WILL BE ABLE TO OBTAIN A FREE COPY OF THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED BY BANK OF


   Harris Bank/FNBJ page 3


   MONTREAL AND FIRST NATIONAL BANK OF JOLIET WHEN THEY BECOME AVAILABLE WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION'S WEB SITE AT www.SEC.GOV. THE PROXY STATEMENT/ PROSPECTUS AND SUCH OTHER DOCUMENTS MAY ALSO BE OBTAINED WITHOUT CHARGE FROM BANK OF MONTREAL AND FIRST NATIONAL BANK OF JOLIET BY DIRECTING YOUR REQUEST TO BANK OF MONTREAL AT CORPORATE SECRETARY'S DEPARTMENT, 21st FLOOR, 1 FIRST CANADIAN PLACE, TORONTO, ONTARIO, M5X1A1 OR FIRST NATIONAL BANK OF JOLIET AT 78 N. CHICAGO STREET, JOLIET, IL 60432.


   CAUTION REGARDING FORWARD-LOOKING STATEMENTS

   This news release includes forward-looking statements that are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include but are not limited to comments with respect to the objectives and strategies, financial condition, results of operations and businesses of both Bank of Montreal and First National Bank of Joliet.

   However, by their nature these forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, and the risk that predictions and other forward-looking statements will not be achieved. Bank of Montreal and First National Bank of Joliet caution readers of this news release not to place undue reliance on these forward-looking statements as a number of important factors could cause actual future results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements.

   These risks, uncertainties and other factors include the satisfaction of merger closing conditions; regulatory approval and First National Bank of Joliet shareholder approval of the merger; the actual closing of the merger; the actual effects of the merger on the combined companies and their customers; the combined companies' ability to successfully integrate and achieve desired and achieve desired operating synergies and results; and others discussed in Bank of Montreal's and First National Bank of Joliet's respective filings with the Securities and Exchange Commission.